Annual Shareholders Meeting May 23, 2018 Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: The credit and concentration risks of our lending activities; Changes in general economic conditions, either nationally or in our market areas; Competitive market pricing factors and interest rate risks; Market interest rate volatility; Investments in new branches and new business opportunities; Balance sheet (for example, loans) concentrations; Fluctuations in demand for loans and other financial services in our market areas; Changes in legislative or regulatory requirements or the results of regulatory examinations; The ability to recruit and retain key management and staff; Risks associated with our ability to implement our expansion strategy and merger integration; Stability of funding sources and continued availability of borrowings; Adverse changes in the securities markets; The inability of key third-party providers to perform their obligations to us; Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results in 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance.

2017 Year in Review New Board members CEO and CFO succession Completed acquisition of the seven Utah branches of Banner Bank; Completed merger of Town & Country Bank; Grew deposits by $390 million, or 27%, to $1.8 billion; Grew loans by $508 million, or 45%, to $1.6 billion; Widened net interest margins by 33 bps to 4.76%; Improved operating efficiency ratio to 55%; Increased ROA to 1.6% and ROE to 11.6%

New Board Members Matthew S. Browning Began July 2017 Jonathan B. Gunther Began May 2017

CEO Succession Richard T. Beard Retired December 2017

CFO Succession Wolfgang T.N. Muelleck Retired December 2017 Mark K. Olson Began January 2018

PUB Stock Performance Tangible book value per share (Q1-18) $12.57 IPO share price (Q2-15) $14.50 Closing share price (5/21/18) $34.60 Price/TBVPS (5/21/18) 2.81x Price/LTM EPS (5/21/18) 29.4x Market capitalization (5/21/18)$659MM

Division Structure

26 Branch Locations

Strong Market Dynamics in Utah

Deposit Market Share in Utah—2017 Source: SNL Financial, 6/30/2017 deposit data. Excluding industrial banks.

Banner Bank Branches—Salt Lake City

Banner Bank Branches—South Jordan

Banner Bank Branches—Provo

Banner Bank Branches—Salem

Banner Bank Branches—Springville

PTC Branch—St. George

LSB Branches—Preston

LSB Branches—Tremonton

Financial Performance

Net Income (“Core”) Annual Core Net Income Quarterly Core Net Income “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Diluted Earnings Per Share (“Core”) Annual Core EPS Quarterly Core EPS “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Dividends Per Share Annual Dividends Per Share Quarterly Dividends Per Share

Net Interest Margin Yields & NIM COF

Asset Quality Trends 30+ Delinquent Loans / Gross Loans NCOs / Average Loans Loan Loss Reserves / Gross Loans NPAs / Assets (A) Excluding fair value loans = 1.55% (A)

Efficiency Ratio (“Core”) Annual Core Efficiency Ratio Quarterly Core Efficiency Ratio “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Assets (“Core”) Annual Core ROA Quarterly Core ROA “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Equity (“Core”) Annual Core ROE Quarterly Core ROE “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

2018 Looking Forward Aggressively grow deposit portfolio; Diversify loan portfolio; Automate loan & deposit origination processes; Improve operational efficiencies; Pursue acquisition opportunities; Enhance overall profitability.

Questions?

Annual Shareholders Meeting May 23, 2018